DATA


PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT/CERTIFICATE.
------

Guaranteed Interest Account:
         Initial Guaranteed Interest Rate   [6.00% through February 28, 2003;
                                             4.00% through December 31, 2003]
         Lifetime Guaranteed Interest Rate  [1.5%/3%]

CONTRIBUTION LIMITS:       [Initial Contribution minimum: [$10,000.]
Subsequent Contribution minimum: [$500/$50 for Traditional IRA and Roth IRA Contracts/Certificates.] Subsequent Contributions can be made at any time until the Annuitant attains age [84]. [IF THE ENHANCED GPB IS ELECTED, THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE.] Contributions may only be made during the six month period beginning on the Contract Date and, as to each such Contribution, if the FMO Rate to Maturity for the portion of the Contribution to be allocated to the Special Ten Year FMO is greater than 3%.

[We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that either you or the Annuitant (if the Annuitant is not the Owner) own would then total more than $2,500,000. This limitation applies an on individual life basis regardless of whether you are an Owner or an Annuitant.]

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):              [$    500,000.00]

[Applicable if indicated by Owner]
EXPECTED FIRST YEAR CONTRIBUTION:                              [$  1,000,000.00]
[IF THE ENHANCED GPB IS ELECTED, THE FOLLOWING LANGUAGE WILL APPEAR] [Contributions may only be made within the first [6] months of the Contract Date.]

CREDIT AMOUNT - OF INITIAL CONTRIBUTION:                       [$     25,000.00]
        (see Endorsement Applicable to Credits Applied to Annuity Account Value)


INVESTMENT OPTIONS AVAILABLE

         INVESTMENT FUNDS                                            ALLOCATION
         ----------------                                            ----------
o        [AXA Premier VIP Core Bond
o        AXA Premier VIP Health Care
o        AXA Premier VIP International Equity
o        AXA Premier VIP Large Cap Core Equity
o        AXA Premier VIP Large Cap Growth
o        AXA Premier VIP Large Cap Value                           [$250,000.00]
o        AXA Premier VIP Small/Mid Cap Growth
o        AXA Premier VIP Small/Mid Cap Value
o        AXA Premier VIP Technology
o        EQ/Aggressive Stock
o        EQ/Alliance Common Stock
o        EQ/Alliance Growth & Income
o        EQ/Alliance Intermediate Government Securities            [$250,000.00]
o        EQ/Alliance International
o        EQ/Alliance Premier Growth
o        EQ/Alliance Quality Bond
o        EQ/Alliance Small Cap Growth


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

        INVESTMENT FUNDS (CONTINUED)                            ALLOCATION
        ---------------------------                             ----------
o        EQ/Alliance Technology
o        EQ/Balanced
o        EQ/Bernstein Diversified  Value
o        EQ/Calvert Socially Responsible
o        EQ/Capital Guardian International
o        EQ/Capital Guardian Research
o        EQ/Capital Guardian U.S. Equity
o        EQ/Emerging Markets Equity
o        EQ/Equity 500 Index
o        EQ/Evergreen Omega
o        EQ/FI Mid Cap
o        EQ/FI Small/Mid Cap Value
o        EQ/High Yield
o        EQ/ International Equity Index
o        EQ/J.P. Morgan Core Bond
o        EQ/Janus Large Cap Growth
o        EQ/Lazard Small Cap Value
o        EQ/MFS Emerging Growth Companies
o        EQ/MFS Investors Trust
o        EQ/Marsico Focus
o        EQ/Mercury Basic Value Equity
o        EQ/Money Market
o        EQ/Putnam Growth & Income Value
o        EQ/Putnam International Equity
o        EQ/Putnam Voyager
o        EQ/Small Company Index
o        AXA Conservative Allocation Portfolio
o        AXA Conservative Plus Allocation Portfolio
o        AXA Moderate Allocation Portfolio
o        AXA Moderate Plus Allocation Portfolio
o        AXA Aggressive Allocation Portfolio
o        AXA Rosenberg VIT
o        US Real Estate Portfolio]


Investment Funds shown above are Investment Funds of our Separate Account No. [49].


o      GUARANTEED INTEREST ACCOUNT

o      FIXED MATURITY OPTIONS (FMOS)
         FIXED MATURITY OPTION (FMOS)         GUARANTEED RATE TO MATURITY
          [One Year                                     3.10%
          Two Years                                     3.20%
          Three Years                                   3.30%
          Four Years                                    3.40%
          Five Years                                    3.50%
          Six Years                                     3.60%
          Seven Years                                   3.70%
          Eight Years                                   3.80%
          Nine Years                                    3.90%
          Ten Years                                     4.00%]


[APPLICABLE IF THE ENHANCED GUARANTEED PRINCIPAL BENEFIT (ENHANCED GPB) RIDER IS ELECTED]
[Special Ten Year FMO]                                 [4.00%]

                                                            --------------------
                                                            Total    $525,000.00


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

PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT/CERTIFICATE.
------

WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                                    Percentage of
            Contract Year                           Contributions
            -------------                           -------------
                  [1                                   8.00%
                   2                                   8.00%
                   3                                   7.00%
                   4                                   7.00%
                   5                                   6.00%
                   6                                   5.00%
                   7                                   4.00%
                   8                                   3.00%
                   9 and later                         0.00%]

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): [10%] of Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. [the Annuitant dies and a death benefit is paid. [NQ ONLY: However, if the Owner dies and the Annuitant is living, a withdrawal charge WILL apply upon payment pursuant to the Death of Owner Rules.
2. the receipt by us of a properly completed election form providing for application of the Annuity Account Value to be used to elect a life annuity as described in Section 7.05; or
3. the Annuitant has qualified to receive Social security disability benefits as certified by the Social Security Administration; or
4. we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or
5. the Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or
     (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all the following:
        o its main function is to provide skilled, intermediate or custodial nursing care;
        o it provides continuous room and board to three or more persons;


No. 2003DPPlus                                                      Data page 9

        o it is supervised by a registered nurse or practical nurse;
        o it keeps daily medical records of each patient;
        o it controls and records all medications dispensed; and
        o its primary service is other than to provide housing for residents.

     [ITEM 6, BELOW, WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE NQ, IRA AND TSA MARKETS]
6. the Successor Owner/Annuitant option is elected and has been exercised exercised, and the Successor Owner/ Annuitant withdraws contributions made prior to the original Annuitant's death.
     [ITEM 7 BELOW WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE MARKET SEGMENTS UNDER WHICH THE BENEFICIARY CONTINUATION OPTION IS AVAILABLE.]
7. the Beneficiary Continuation Option is elected and exercised and the Owner and Annuitant are the same person.
     [ITEM 8 WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE IRA, TSA AND QP-DC MARKET SEGMENT]
8. a withdrawal is made under our Automatic Required Minimum Distribution Withdrawals Program. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Corridor Amount. [FOR IRA CONTRACTS/CERTIFICATES ONLY THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE.] a withdrawal is made under our Automatic Required Minimum Distribution Withdrawals Program or Substantially Equal Withdrawal Program. However, in each Contract Year, the amount of the Required Minimum Distribution or Substantially Equal Withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Corridor Amount.

The withdrawal charge will apply with respect to a Contribution if the condition as described in items 3, 4 and 5 above existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance.]

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):   [ANNUAL RATE OF 1.50%
                                                     %(equivalent to a daily
                                                     rate of .003863%)]

The Daily Separate Account Charge includes the following charges:

[Mortality and Expense Risks Charge:                 Annual rate of 0.90%

Administration Charge:                               Annual rate of 0.35%

Distribution Charge:                                 Annual rate of 0.25%]



No. 2003DPPlus                                                      Data page 10